Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of TranSwitch Corporation (the Company) for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the Report), Dr. M. Ali Khatibzadeh, Chief Executive Officer and President of the Company and Robert A. Bosi, Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon review of the report, subject to the qualifications noted below:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Dr. M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh
Chief Executive Officer and President
November 9, 2012

By: /s/ Robert A. Bosi
Robert A. Bosi
Vice President and Chief Financial Officer
November 9, 2012